Exhibit T3A-22

I, Mac Warner, Secretary of State of the State of West Virginia, hereby certify that COLUMBIA CARE WV LLC Control number: 9ATUC has filed its “Articles of Organization” in my office according to the provisions ofWest Virginia Code §§3 1B-2-203 and 206. 1 hereby declare the organization to be registered as a limited liability company from its effective date of January 15, 2020 until the expiration of the term or termination of the company. Therefore, I hereby issue this CERTIFICATE OF A LIMITED LIABILITY COMPANY Given under my hand and the Great Seal of the State of West Virginia on this day of January 15, 2020 Secretary of State 487404

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY

Form LLD-1
Rev. 6/5/2019

West Virginia Secretary of State
Business & Licensing Division
Tel: (304)558-8000
Fax: (304)558-8381
Website: www.wvsos.gov

FILED

JAN 15 2020

IN THE OFFICE OF SECRETARY OF STATE

FILE ONE ORIGINAL
(Two if you want a filed stamped copy returned to you.)

FILING FEE: $100
*** Fee Waived for Veteran-owned organization**

Control # ______

******* We acting as organizers according to West Virginia Code §31B-2-202, adopt the following ***** Articles of Organization for a West Virginia Limited Liability Company.**

1. The **name** of the **West Virginia limited liability company** shall be: [The name must contain one of the required terms such as "limited liability company" or abbreviations such as "LLC" or "PLLC" - see instructions for a list of acceptable terms.] Columbia Care WV LLC

☒ CHECK BOX to indicate you've included one of the REQUIRED CORPORATE NAME ENDINGS (*See instructions for name endings*).

2. The company will be a: ☒ LLC ☐ **Professional LLC*** for the profession of: ______
   (See ***Section 2.*** *of the attached instructions for list of accepted professions.)*
   ☐ **Professional business organizations**: CHECK BOX indicating you have attached the state licensing board **Verification of Eligibility** (Form VOE) to these Articles if your profession meets the requirements as defined by **Chapter 30** of WV Code. **Your application will be rejected if the VOE signed by the board is not attached.**

3. The **address** of the **principal office** of the company will be:
   Street: 321 Billerica Road, Suite 204
   City: Chelmsford State: MA Zip Code: 01824

   Located in the **County** of (required): County: Out of State

   The **mailing address** of the above location, if different, will be:
   Street: ______
   City: ______ State: ______ Zip Code: ______

4. The **address** of the initial **designated (physical) office** of the company in West Virginia, if any, will be:
   Street: ______
   City: ______ State: ______ Zip Code: ______

   Located in the **County** of: County: ______

   The **mailing address** of the above location, if different, will be:
   Street: ______
   City: ______ State: ______ Zip Code: ______

5. The name and address of the **person or company (agent) to whom notice of process** may be sent, if any, will be:
   Name: Corporation Service Company
   Street: 209 West Washington Street
   City: Charleston State: WV Zip Code: 25302

51820

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Page 2

6. **E-mail address** where business correspondence may be received: gobrien@col-care.com

7. **Website address** of the business, if any (*ex: yourdomainname.com*): https://col-care.com/

8. Do you **own or operate more than one business in West Virginia?** ☐ **Yes** * *Answer a. and b. below.* ☐ **No** ☐ **Decline to answer**

   If "**Yes**"... a. How many businesses? ______ b. Located in how many West Virginia counties? ______

9. The **name(s) and address(es) of the organizer(s)** is (You must list at least ONE organizer.):

Name	No. & Street Address	City	State	Zip Code
Nicholas Vita	c/o Col Care LLC, 321 Billerica Rd., Ste 204	Chelmsford	MA	01824

10. The company will be - CHECK ONE (required):
    - ☒ an **AT-WILL** company, conducting business for an indefinite period.
    - ☐ a **TERM** company, conducting business for the term of ______ years.

11. The company will be - CHECK ONE (required):
    - ☐ **MEMBER**-MANAGED [List the names and addresses of all **MEMBERS** below.]
    - ☒ **MANAGER**-MANAGED [List the names and addresses of all **MANAGERS** below.]

List the **name(s) and address(es) of the MEMBER(S) [if member-managed] or the MANAGER(S) [if manager-managed]** of the company (required; Note: The application will be rejected if the information is not provided below. Attach additional pages if necessary.):

Name	No. & Street Address	City	State	Zip Code
Nicholas Vita	c/o Col Care LLC, 321 Billerica Rd., Ste 204	Chelmsford	MA	01824
David Hart	c/o Col Care LLC, 321 Billerica Rd., Ste 204	Chelmsford	MA	01824

12. All or specified members of a limited liability company are **liable in their capacity as members** for all or specified debts, obligations or liabilities of the company (**required**):
    - ☒ No - All debts, obligations and liabilities are those of the company.
    - ☐ **Yes** - Those persons who are liable in their capacity as members for all debts, obligations or liability of the company have consented in writing to the adoption of the provision or to be bound by the provision.

13. a. The **purpose(s) for which this limited liability company is formed** is as follows (required):
    [Describe the type(s) of business activity which will be conducted, for example, "real estate," "construction of residential and commercial buildings," "commercial painting," "professional practice of law" (see **Section 2.** for acceptable "professional" business activities). Purpose may conclude with words "...including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia."]

    medical marijuana dispensary

    b. Will the above purpose include any business activity conducted as a **consumer litigation financier** pursuant to WV Code §46A-6N?
    - ☐ **Yes** [By checking "Yes," the applicant affirms the above **purpose includes the required statement that the organization shall be designated as a litigation financier** pursuant to WV Code §46A-6N. You are also affirming that you have included with this application an original completed copy of the **required** Application for Registration as a Litigation Financier (Form LF-1) with the associated requisite filing fee.]
    - ☒ **No** [Proceed to 14.]

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Page 3

14. Is the business a **Scrap Metal Dealer**?

☐ **Yes** [If "Yes," you must complete the **Scrap Metal Dealer Registration Form** (Form SMD-1) and proceed to Section 15.]

☒ **No** [Proceed to Section 15.]

15. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law:
[See instructions for further information; use extra pages if necessary.]

16. The number of pages attached and included in these Articles is: 0

17. The **requested effective date** is
[Requested date ***may not be earlier than filing nor later than 90 days after filing in our office.***]

☒ the date and time of filing in the Secretary of State's Office.

☐ the following date ______ and time ______ .

18. Is the organization a **"veteran-owned"** organization?

Effective **JULY 1, 2015**, to meet the requirements for a **"veteran-owned"** organization, the entity filing the registration must meet the following criteria per West Virginia Code §59-1-2a:

1. A **"veteran"** must be honorably discharged or under honorable conditions, and
2. A **"veteran-owned business"** means a business that meets one of the following criteria:
   - Is at least fifty-one percent (51%) unconditionally owned by one or more veterans; or
   - In the case of a publicly owned business, at least fifty-one percent (51%) of the stock is unconditionally owned by one or more veterans.

☐ **Yes** (If "Yes," attach **Form DD214**) ➡ ☐ **CHECK BOX** indicating you have **attached Veteran Affairs Form DD214**

☒ **No**

You may obtain a copy of your Veterans Affairs Form DD214 by contacting:

National Personnel Records Center
Military Personnel Records
1 Archives Drive
St. Louis, MO 63138
Toll free: 1-86-NARA-NARA or 1-866-272-6272
Phone: 314-801-0800
www.archives.gov/veterans/military-service-records

Per WV Code 59-1-2(j) effective July 1, 2015, the **registration fee is waived** for entities that meet the requirements as a **"veteran-owned"** organization. See attached instructions to determine if the organization qualifies for this waiver. In addition, a **"veteran-owned"** entity will have **four (4) consecutive years of Annual Report fees waived** AFTER the organization's initial formation [see WV Code 59-1-2a(m)].

19. **Contact and Signature Information*** (See below ***Important Legal Notice Regarding Signature***):

a. Contact person to reach in case there is a problem with filing: Joanne Wolforth Phone: 6173652413

b. Print or type name of signer: Nicholas Vita Title/Capacity of signer: Manager

c. **Signature:** [signature] **Date:** 1/15/2020

****Important Legal Notice Regarding Signature:*** Per **West Virginia Code** §31B-2-209. **Liability for false statement in filed record.** If a record authorized or required to be filed under this chapter contains a false statement, one who suffers loss by reliance on the statement may recover damages for the loss from a person who signed the record or caused another to sign it on the person's behalf and knew the statement to be false at the time the record was signed .

Important Note: This form is a public document. Please **do NOT provide any personal identifiable information on this form** such as social security number, bank account numbers, credit card numbers, tax identification or driver's license numbers.

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